Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: Immediate

Investors & Media:	Megan Rattigan	+1 312 861 6048

JBT Corporation Reports Full-Year 2018 Results
Strong Fourth Quarter Performance Generates Solid Momentum Entering 2019

Fourth Quarter 2018 Highlights:

◦	Revenue of $537 million, up 11 percent from the fourth quarter of 2017

◦	Operating income of $59 million, including $14 million of restructuring expense

◦	Total segment operating profit of $83 million, a gain of 28 percent from the fourth quarter of 2017

◦	Diluted earnings per share from continuing operations of $1.34 versus $0.61; Adjusted diluted earnings per share of $1.65 versus $1.10 in the fourth quarter of 2017

◦	Inbound orders of $476 million, ahead 18 percent; backlog up 14 percent from the fourth quarter of 2017

2019 Outlook:

◦	Expects 2019 revenue of $1.9 billion

◦	Anticipates FoodTech operating margins of 13.25 - 14.0 percent; AeroTech operating margins of 12.5 - 13.0 percent

◦	Projects 2019 earnings per share of $3.90 - $4.10 or $4.20 - $4.40 on an adjusted basis

CHICAGO, February 25, 2019-JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the fourth quarter and full-year 2018.
“We ended 2018 on a strong note, with margins, cash flow, and order rates that exceeded our expectations,” said Tom Giacomini, Chairman, President, and Chief Executive Officer. “With a favorable long-term outlook for our end markets, we expect growth to continue in 2019. Operationally, improvements underway enhance our competitive position and support significant margin expansion in 2019 and 2020.”
Fourth quarter 2018 revenue increased 11.1 percent from the year-ago period, comprised of 4.6 percent organic growth, 3.2 percent growth from acquisitions, and a 5.6 percent benefit from the new ASC 606 revenue recognition standard, offset by a 2.3 percent unfavorable foreign exchange translation impact.

Operating income was $59.1 million in the fourth quarter of 2018, including restructuring expense of $14.2 million. Segment operating profit increased 28 percent year over year with a 200 basis point margin expansion to 15.4 percent.
Diluted earnings per share from continuing operations was $1.34 for the fourth quarter of 2018 compared with $0.61 in the fourth quarter of 2017. Adjusted earnings per share, excluding restructuring expense and charges associated with passage of the “Tax Cuts and Jobs Act”, was $1.65 compared with $1.10 in the year-ago period. Fourth quarter 2018 earnings per share also included a $0.07 benefit from the transition to ASC 606 and a $0.10 benefit from lower tax rates.

Full-Year 2018
Revenue of $1.9 billion increased 17.4 percent from 2017, with gains of 6.5 percent organically, 3.1 percent from acquisitions, and 7.8 percent from ASC 606. Operating income - which included restructuring expense of $47.0 million in 2018 and $1.7 million in 2017 - was unchanged year-over-year at $143.8 million. Total segment operating profit increased 23 percent.
Diluted earnings per share from continuing operations was $3.24 for 2018 compared to $2.58 for 2017. Adjusted diluted earnings per share from continuing operations, excluding restructuring expense and charges associated with passage of the “Tax Cuts and Jobs Act”, was $4.28 for 2018 compared with $3.10 for 2017. Earnings per share in 2018 also included a $0.64 benefit from ASC 606 and a $0.23 benefit from lower tax rates, partially offset by a $0.10 negative impact from foreign exchange translation.

Orders and Backlog
Fourth quarter 2018 orders increased 18 percent from the year-ago period, with a gain of 20 percent at FoodTech and 12 percent at AeroTech. For 2018, inbound orders of $1.9 billion increased 14 percent from 2017, reflecting gains of 10 percent at FoodTech and 24 percent at AeroTech. Backlog expanded 14 percent from December 31, 2017.
Restructuring Programs

“We have made excellent progress on the restructuring program we announced in 2018, capturing benefits ahead of schedule with savings of $7 million for the year,” stated Brian Deck, Executive Vice President and Chief Financial Officer.

In addition to the $47 million restructuring expense booked in 2018, the Company plans to incur additional restructuring expense totaling $10 - $15 million in 2019. As a result of the restructuring activities taken in 2018 and 2019, the Company expects to achieve incremental benefits of $20 million in 2019 and $28 million in 2020 bringing total expected savings to $55 million.

Acquisitions

In February 2019, JBT completed the acquisition of LEKTRO, Inc., a manufacturer of electric aviation ground support equipment. “The addition of LEKTRO adds a complementary line of tractors and improves our competitive position in the rapidly growing market for emission-free equipment,” said Tom Giacomini.

2019 Outlook

For 2019, the Company anticipates organic growth of 4 percent, growth from completed acquisitions of 2 - 3 percent, partially offset by a 1 percent headwind from foreign exchange translation, adding to 5 - 6 percent growth. However, GAAP revenue is expected to be flat year over year, reflecting the $127 million of ASC 606 benefit from previously recognized revenue included in 2018 results.

JBT forecasts FoodTech operating margins of 13.25 - 14.0 percent, AeroTech operating margins of 12.5 - 13.0 percent, and diluted earnings per share from continuing operations in the range of $3.90 - $4.10 in 2019, or an adjusted $4.20 - $4.40.

For the first quarter of 2019, JBT anticipates revenue of $375 million - $395 million and diluted earnings per share from continuing operations of $0.30 - $0.34, or an adjusted $0.44 - $0.48.

2018 Earnings Conference Call
A conference call is scheduled for 10:00 a.m. ET on Tuesday, February 26, 2019 to discuss 2018 financial results. Participants may access the conference call by dialing (833) 238-7952 in the U.S. and Canada or (647) 689-4200 for international callers and using conference ID 4523989, or through the Investor Relations link on our website at http://ir.jbtcorporation.com. An online audio replay of the call will be available on the Company’s Investor Relations website at approximately 1:30 p.m. ET on February 26, 2019.
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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 5,900 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.
This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenue	$537.3	$483.7	$1,919.7	$1,635.1
Cost of sales	378.7	346.9	1,382.1	1,164.4

Gross profit	158.6	136.8	537.6	470.7
Gross profit %	29.5%	28.3%	28.0%	28.8%

Selling, general and administrative expense	85.3	84.1	346.8	325.2
Restructuring expense	14.2	0.4	47.0	1.7

Operating income	59.1	52.3	143.8	143.8
Operating income %	11.0%	10.8%	7.5%	8.8%

Pension expense (income), other than service cost	0.3	(1.1)	0.9	(2.0)
Net interest expense	3.4	3.3	13.9	13.6
Income from continuing operations before income taxes	55.4	50.1	129.0	132.2
Provision for income taxes	12.5	30.3	24.6	50.1
Income from continuing operations	42.9	19.8	104.4	82.1
Loss from discontinued operations, net of taxes	—	0.4	0.3	1.6
Net income	$42.9	$19.4	$104.1	$80.5

Basic earnings per share:
Income from continuing operations	$1.35	$0.62	$3.27	$2.61
Loss from discontinued operations	—	(0.01)	(0.01)	(0.05)
Net income	$1.35	$0.61	$3.26	$2.56

Diluted earnings per share:
Income from continuing operations	$1.34	$0.61	$3.24	$2.58
Loss from discontinued operations	—	(0.01)	(0.01)	(0.05)
Net income	$1.34	$0.60	$3.23	$2.53

Weighted average shares outstanding
Basic	31.8	31.9	31.9	31.4
Diluted	32.1	32.3	32.2	31.9

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Income from continuing operations as reported	$42.9	$19.8	$104.4	$82.1

Non-GAAP adjustments:
Restructuring expense	14.2	0.4	47.0	1.7

Impact on tax provision from restructuring expense(1)	(4.0)	(0.1)	(12.4)	(0.5)
Impact on tax provision from mandatory repatriation tax	(0.2)	7.7	0.4	7.7
Impact on tax provision from tax law changes to deferred taxes	—	7.8	(1.5)	7.8

Adjusted income from continuing operations	$52.9	$35.6	$137.9	$98.8

Income from continuing operations as reported	$42.9	$19.8	$104.4	$82.1
Total shares and dilutive securities	32.1	32.3	32.2	31.9
Diluted earnings per share from continuing operations	$1.34	$0.61	$3.24	$2.58

Adjusted income from continuing operations	$52.9	$35.6	$137.9	$98.8
Total shares and dilutive securities	32.1	32.3	32.2	31.9
Adjusted diluted earnings per share from continuing operations	$1.65	$1.10	$4.28	$3.10

(1) Impact on tax provision was calculated using the actual rate for the relevant jurisdiction for the years ended December 31, 2018 and 2017.
The above table contains adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures, and are intended to provide an indication of our underlying ongoing operating results and to enhance investors’ overall understanding of our financial performance by eliminating the effects of certain items that are not comparable from one period to the next. In addition, this information is used as a basis for evaluating our performance and for the planning and forecasting of future periods. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net income	$42.9	$19.4	$104.1	$80.5

Loss from discontinued operations, net of taxes	—	0.4	0.3	1.6

Income from continuing operations as reported	42.9	19.8	104.4	82.1

Provision for income taxes	12.5	30.3	24.6	50.1
Net interest expense	3.4	3.3	13.9	13.6
Depreciation and amortization	14.6	13.8	57.7	51.7

EBITDA	73.4	67.2	200.6	197.5

Restructuring expense	14.2	0.4	47.0	1.7

Adjusted EBITDA	$87.6	$67.6	$247.6	$199.2

The above table provides net income as adjusted by income taxes, net interest expense and depreciation and amortization expense recorded during the period to arrive at EBITDA. Further, we add back to EBITDA significant expenses that are not indicative of our ongoing operations to calculate an Adjusted EBITDA for the periods reported. Given the Company’s focus on growth through strategic acquisitions, management considers Adjusted EBITDA to be an important non-GAAP financial measure. This measure allows us to monitor business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE GUIDANCE TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

	Guidance
	Q1 2019	Full Year 2019

Diluted earnings per share from continuing operations	$0.30 - $0.34	$3.90 - $4.10

Non-GAAP adjustments:
Restructuring expense (1)	0.19	0.40

Impact on tax provision from Non-GAAP adjustments(2)	(0.05)	(0.10)

Adjusted diluted earnings per share from continuing operations	$0.44 - $0.48	$4.20 - $4.40

(1) Restructuring expense is estimated to be between $6-7 million for Q1 and $10-15 million for full year of 2019. The mid-point amount has been divided by our estimate of 32.2 million total shares and dilutive securities to derive the earnings per share value.

(2) Impact on tax provision was calculated using the Company's expected tax rate to be incurred on these restructuring costs of 26.3%.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue
JBT FoodTech	$363.7	$355.3	$1,361.4	$1,171.9
JBT AeroTech	173.5	128.2	558.1	463.0
Other revenue and intercompany eliminations	0.1	0.2	0.2	0.2
Total revenue	$537.3	$483.7	$1,919.7	$1,635.1

Income before income taxes
Segment operating profit(1)
JBT FoodTech	$58.7	$49.7	$169.5	$139.1
JBT FoodTech segment operating profit %	16.1%	14.0%	12.5%	11.9%

JBT AeroTech	23.9	14.9	64.1	50.7
JBT AeroTech segment operating profit %	13.8%	11.6%	11.5%	11.0%

Total segment operating profit(2)	82.6	64.6	233.6	189.8
Total segment operating profit %	15.4%	13.4%	12.2%	11.6%

Corporate expense(1)	9.3	11.9	42.8	44.3
Restructuring expense	14.2	0.4	47.0	1.7

Operating income	$59.1	$52.3	$143.8	$143.8
Operating income %	11.0%	10.8%	7.5%	8.8%

Other business segment information

Inbound Orders
JBT FoodTech	$345.8	$287.1	$1,298.7	$1,184.4
JBT AeroTech	129.9	116.4	597.2	481.7
Intercompany eliminations/other	—	—	0.2	—
Total inbound orders	$475.7	$403.5	$1,896.1	$1,666.1

			As of December 31,
			2018	2017
Order Backlog
JBT FoodTech			$405.4	$371.2
JBT AeroTech			305.9	254.0
Total order backlog			$711.3	$625.2

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, LIFO adjustments, certain foreign currency related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

(2) Total segment operating profit, as presented elsewhere in this release, is a non-GAAP measure.  The table above includes a reconciliation of total segment operating profit to operating income.  We believe that this measure provides to investors a more comprehensive understanding of the information used by management in evaluating the performance of its segment operations.  It is not intended to nor shall be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
ADJUSTMENTS DUE TO ASC 606 BY SEGMENT
(Unaudited and in millions)
	As reported
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$303.6	$361.6	$332.5	$363.7	$1,361.4
JBT AeroTech	105.6	129.5	149.5	173.5	558.1
Other revenue and intercompany eliminations	—	0.2	(0.1)	0.1	0.2
Total revenue	$409.2	$491.3	$481.9	$537.3	$1,919.7

Segment operating profit
JBT FoodTech	$21.5	$47.4	$41.9	$58.7	$169.5
JBT AeroTech	7.9	14.7	17.6	23.9	64.1
Total segment operating profit	$29.4	$62.1	$59.5	$82.6	$233.6

	Adjustments due to ASC 606
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$(51.6)	$(28.0)	$(18.2)	$(15.8)	$(113.6)
JBT AeroTech	1.1	(3.6)	0.4	(11.4)	(13.5)
Other revenue and intercompany eliminations	—	—	—	—	—
Total revenue	$(50.5)	$(31.6)	$(17.8)	$(27.2)	$(127.1)

Segment operating profit
JBT FoodTech	$(13.1)	$(6.0)	$(3.7)	$(1.2)	$(24.0)
JBT AeroTech	0.1	(1.4)	(0.4)	(2.0)	(3.7)
Total segment operating profit	$(13.0)	$(7.4)	$(4.1)	$(3.2)	$(27.7)

	Amounts without adoption
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$252.0	$333.6	$314.3	$347.9	$1,247.8
JBT AeroTech	106.7	125.9	149.9	162.1	544.6
Other revenue and intercompany eliminations	—	0.2	(0.1)	0.1	0.2
Total revenue	$358.7	$459.7	$464.1	$510.1	$1,792.6

Segment operating profit
JBT FoodTech	$8.4	$41.4	$38.2	$57.5	$145.5
JBT AeroTech	8.0	13.3	17.2	21.9	60.4
Total segment operating profit	$16.4	$54.7	$55.4	$79.4	$205.9

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	December 31,	December 31,
	2018	2017

Cash and cash equivalents	$43.0	$34.0
Trade receivables, net	323.7	316.4
Inventories	206.1	190.2
Other current assets	45.7	48.0
Total current assets	618.5	588.6

Property, plant and equipment, net	239.7	233.0
Other assets	584.3	569.8
Total assets	$1,442.5	$1,391.4

Short-term debt and current portion of long-term debt	$0.5	$10.5
Accounts payable, trade and other	191.2	157.1
Advance and progress payments	145.8	127.6
Other current liabilities	147.8	146.2
Total current liabilities	485.3	441.4

Long-term debt, less current portion	387.1	372.7

Accrued pension and other postretirement benefits, less current portion	72.5	85.9
Other liabilities	40.7	49.5

Common stock and additional paid-in capital	226.9	248.5
Retained earnings	416.5	333.7
Accumulated other comprehensive loss	(186.5)	(140.3)
Total stockholders' equity	456.9	441.9
Total liabilities and stockholders' equity	$1,442.5	$1,391.4

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Twelve Months Ended
	December 31,
	2018	2017

Cash flows from operating activities:
Income from continuing operations	$104.4	$82.1

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	57.7	51.7
Other	(5.4)	26.7

Changes in operating assets and liabilities:
Trade accounts receivable, net	(7.2)	(35.8)
Inventories	(7.5)	(23.7)
Accounts payable, trade and other	35.8	8.5
Advance and progress payments	(0.4)	3.4
Other - assets and liabilities, net	(22.8)	(6.6)

Cash provided by continuing operating activities	154.6	106.3

Cash required by discontinued operating activities	(0.7)	(1.7)

Cash provided by operating activities	153.9	104.6

Cash flows required by investing activities:
Acquisitions, net of cash acquired	(57.5)	(104.2)
Capital expenditures	(39.8)	(37.9)
Other	2.9	2.2

Cash required by investing activities	(94.4)	(139.9)

Cash flows provided by financing activities:
Net proceeds (payments) on credit facilities	6.1	(115.9)
Dividends	(13.1)	(12.7)
Purchase of treasury stock	(20.0)	(5.0)
Proceeds from stock issuance, net of stock issuance costs	—	184.1
Other	(21.3)	(15.8)

Cash (required) provided by financing activities	(48.3)	34.7

Effect of foreign exchange rate changes on cash and cash equivalents	(2.2)	1.4

Increase in cash and cash equivalents	9.0	0.8

Cash and cash equivalents, beginning of period	34.0	33.2

Cash and cash equivalents, end of period	$43.0	$34.0

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(Unaudited and in millions)

	Twelve Months Ended
	December 31,
	2018	2017

Cash provided by continuing operating activities	$154.6	$106.3
Less: capital expenditures	39.8	37.9
Plus: proceeds from sale of fixed assets	2.9	2.2
Plus: pension contributions	19.5	11.2
Free cash flow (FCF)	$137.2	$81.8

Income from continuing operations (ICO)	$104.4	$82.1
Impact on tax provision from Tax Act(1)	(1.1)	15.5
Adjusted income from continuing operations (AICO)	$103.3	$97.6

Free cash flow conversion (FCF divided by AICO)	132.8%	83.8%

(1) The Tax Cuts and Jobs Act required a mandatory repatriation tax and the revaluation of deferred tax balances.